SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper Retirement Fund Series VII shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For     Against   Abstain
      1,543,027  24,900    46,892

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

         For     Against   Abstain
      1,210,225  119,140   176,581

Investment policies

         For     Against   Abstain
      1,210,225  119,140   176,581

Diversification

         For     Against   Abstain
      1,211,547  117,818   176,581

Borrowing

         For     Against   Abstain
      1,211,167  118,198   176,581

Senior securities

         For     Against   Abstain
      1,210,572  118,793   176,581

Concentration

         For     Against   Abstain
      1,211,547  117,818   176,581

Underwriting of securities

         For     Against   Abstain
      1,202,930  126,435   176,581

Investment in real estate

         For     Against   Abstain
      1,201,146  128,219   176,581

Purchase of commodities

         For     Against   Abstain
      1,210,436  118,929   176,581

Lending

         For     Against   Abstain
      1,209,801  119,563   176,581

Margin purchases and short sales

         For     Against   Abstain
      1,209,026  120,338   176,581

Pledging of assets

         For     Against   Abstain
      1,211,547  117,818   176,581

Purchases of securities

         For     Against   Abstain
      1,211,547  117,818   176,581

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